Acquisition of Ocata Therapeutics

New Step Forward in Ophthalmology with Cell Therapy Approach

November 10, 2015

Yoshihiko Hatanaka

President and CEO
Astellas Pharma Inc.

Cautionary Statement Regarding Forward-Looking Statements

Any statements made in this communication that are not statements of historical fact, including statements about the expected timetable for completing the transaction and Astellas' and Ocata's beliefs and expectations and statements about Astellas' proposed acquisition of Ocata, including the timing of and closing conditions to the acquisition, and the potential effects of the acquisition on both Astellas and Ocata are forward-looking statements that are based on management's beliefs, certain assumptions and current expectations and should be evaluated as such. These statements may be identified by their use of forward-looking terminology such as the words "expects," "projects," "anticipates," "intends" and other similar words. Forward-looking statements include statements that may relate to Astellas' or Ocata's plans, objectives, strategies, goals, future events, future revenues or performance, and other information that is not historical information. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, general economic, business and market conditions and the satisfaction of the conditions to closing of the proposed transaction. For a more complete discussion of certain of the risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements with respect to Ocata, see the discussion of risks and uncertainties in Ocata's annual report on Form 10-K for the fiscal year ended December 31, 2014, its most recent Quarterly Report on Form 10-Q, and other SEC filings. The forward-looking statements contained in this news release are made as of the date hereof, and neither Astellas nor Ocata undertakes any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise, except as required by law.

Important Additional Information

The tender offer for the outstanding common stock of Ocata has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Ocata common stock, nor is it a substitute for the tender offer materials that Astellas and its acquisition subsidiary will file with the SEC upon commencement of the tender offer. At the time the tender offer is commenced, Astellas will file a tender offer statement on Schedule TO with the SEC, and Ocata will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BY OCATA'S STOCKHOLDERS BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Both the tender offer statement and the solicitation/recommendation statement will be mailed to Ocata's stockholders free of charge. A free copy of the tender offer statement and the solicitation/recommendation statement will also be made available to all stockholders of Ocata by contacting Ocata at info@ocata.com or by phone at (508) 756-1212. In addition, the tender offer statement and the solicitation/recommendation statement (and all other documents filed with the SEC) will be available at no charge on the SEC's website: www.sec.gov, upon filing with the SEC.

OCATA'S STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

1. Transaction Summary
2. Overview of Ocata
3. Strategic Rationale
4. R&D Strategy After Acquisition

Transaction Summary

New Step Forward in Ophthalmology with Cell Therapy Approach

- **Purchase Price:** $8.50 per share in cash
  a premium of 79% to Ocata's closing share price of $4.75 on November 6, 2015
- **Acquisition Amount*:** Approximately $379 million
- **Acquisition Method:** Tender offer through Laurel Acquisition Inc.
  (a wholly-owned subsidiary of Astellas US Holding, Inc.)
- **Financing:** Fully financed with cash and cash equivalents on Astellas' balance sheet

*Acquisition amount is including the purchase of all common shares, options, warrants and other securities.

1. Transaction Summary
2. Overview of Ocata
3. Strategic Rationale
4. R&D Strategy After Acquisition

Overview of Ocata Therapeutics, Inc.

astellas
Leading Light for Life

- **Founded in 1994**
  - Based in Marlborough, MA, USA
  - Number of employees: 39
  - Listed on NASDAQ (Ticker: OCAT)

OCATA THERAPEUTICS™





- **Focused on regenerative medicine, primarily cell therapy for ophthalmology**
- **Advanced technology that can establish fully-differentiated cells from pluripotent stem cells and strengths in clinical studies for cell therapy**

hES Cell Line-Derived RPE Cell Program



Light
Nerve fibers
optic nerve
Ganglion cell
Amacrine cell
Bipolar cell
Horizontal cell
Cone
Rod
Pigment epithelium
Choroid
Sclera

Retinal pigment epithelium (RPE) cells have essential roles for normal visual function and survival of retinal cells

- ✓ Provide critical nutrients, growth factors, ions and water
- ✓ Recycle photopigments and vitamin A
- ✓ Phagocytosis of photoreceptor outer segments
- ✓ Detoxify photoreceptor layer
- ✓ Prevent abnormal blood vessel growth
- ✓ Maintain Bruch's Membrane
- ✓ Absorb stray light and protects from UV ray

Pluripotent Stem Cells
Source



Human embryonic-stem cell line (hES cell)

Differentiated Cells for Transplantation



Retinal Pigment Epithelium

Sub-retinal injection of RPE cells

RPE Transplantation



Ganglion cells
Bipolar cells
Photoreceptors
Stem-cell-derived pigment epithelial transplant
Pigment epithelium

R&D Pipelines

RPE cell program at clinical stage

Treatment with sub-retinal injection of fully differentiated cell suspension derived from hES cell line

Dry Age-related Macular Degeneration (AMD) : Phase II study ongoing

- AMD is the leading cause of vision loss in the US
- Dry AMD is triggered by RPE dysfunction and no approved treatments exist
- In RPE function-deficient rats, the cells prevented visual loss
- In a Phase I/II study, sub-retinal transplantation with RPE cells was well tolerated. In the exploratory evaluations for potential efficacy endpoints, engraftment of transplanted cells and recovery of vision were observed in some patients.

Stargardt's macular degeneration : Phase I/II study ongoing

- Juvenile macular degeneration between the ages of 6-20 (prevalence ～1/10K)
- In Stargardt's macular degeneration mouse model, the cells prevented visual loss
- Sub-retinal transplantation with RPE cells was well tolerated. While the efficacy was not the primary endpoint, engraftment of transplanted cells and recovery of vision were observed in some patients

Major programs at preclinical stage

Photoreceptor Progenitor Cells

- Treatment with cells derived from pluripotent stem cell line
- Evaluation of the cells is ongoing for retinitis pigmentosa and dry AMD

Retinal Ganglion Progenitor Cells

- Treatment with cells derived from pluripotent stem cell line
- Evaluation of the cells is ongoing for glaucoma

Cell therapy programs in ophthalmology and other therapeutic areas

1. Transaction Summary
2. Overview of Ocata
3. Strategic Rationale
4. R&D Strategy After Acquisition

Strategic Plan 2015-2017
Advancing New Opportunities

Explore new opportunities in research for developing new drugs in new therapeutic areas and new technologies / new modalities



Innovative medical solutions by combining variety of internal and external healthcare capabilities
New therapeutic areas
(Muscle diseases, Ophthalmology etc.)
Rx business
Existing therapeutic areas
(Urology, Oncology, Immunology, Nephrology, Neuroscience)
Advancing New Opportunities
Advancing New Opportunities
New technologies / New modalities
(Regenerative medicine, Next-generation vaccine etc.)

Ocata's Position in Strategic Plan 2015-2017



New therapeutic area
New technology/ New modality
Advancing New Opportunities
Ophthalmology
Regenerative medicine
• Joint research chair with Osaka University
• Collaborative research with Kyoto University
• Establishment of Regenerative Medicine Labs.
etc.
• ASP8232 (small molecular)
• Harvard Medical School program (gene therapy)
etc.
Ocata
Cell therapy programs in ophthalmology
Strengthen pipelines in ophthalmology
Important initiatives to accelerate and enhance Astellas' cell therapy
Ocata
• Advanced technologies that can establish fully-differentiated cells from pluripotent stem cells
• Experience and know-how in clinical study for cell therapy
• Research networks in the US and Europe

Establish Presence in Ophthalmology

1. Ophthalmology: High unmet medical needs and growing opportunities


Glaucoma
Diabetic retinopathy
Retinitis pigmentosa
Macular degeneration
Others
20.7%
19.0%
13.7%
9.1%
37.5%

Causative disease of visual impairment in Japan[1]


4,500,000
4,000,000
3,500,000
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
0
2010
2030
2050

Projections for Blindness in the US[2]

＊AMD is the No.1 of blindness cause in the US.

2. Cell therapy for ophthalmic diseases with risk of blindness:

- ✓ Eye is composed of highly-differentiated cells (low ability of self-regeneration)
- ✓ Degeneration of particular cell populations
- ✓ Unknown cause or multiple causes
- ✓ Real need is function recovery

⇩

Targeting function recovery using functional cells

3. Potential benefits thanks to ophthalmology × cell therapy

Replacement of lost cells ✖ **Easy access and small amount of cells required** ✖ **Immuno-privileged** ✖ **Clear endpoint**

[1]Based on the data of MHLW report (中江公裕 他 わが国における視覚障害の現状 厚生労働科学研究費補助金 難治性疾患克服研究事業 網膜脈絡膜・視神経萎縮症に関する研究 平成17年度 総括・分担研究報告書)
[2]Based on the data of National Eye Institute, Projections for Blindness (2010-2030-2050)

Establish Presence in Ophthalmology

Pursue partnerships with leaders in cell therapy and gene therapy fields



Visual symptom
Disease
Region
Target cell type
Approach
Normal vision
Corneal endothelial dystrophy
Cornea
Corneal endothelial cell
Corneal endothelial cell therapy (PC)
OCATA THERAPEUTICS
Glaucoma
Retina
Nerve fibers
optic nerve
Ganglion cell
Amacrine cell
Bipolar cell
Horizontal cell
Cone
Rod
Pigment epithelium
Choroid
Sclera
Retinal ganglion cells
Retinal ganglion progenitor cell therapy (PC)
OCATA THERAPEUTICS
Retinitis pigmentosa
Cone
Gene therapy (PC)
Harvard Medical School
Dry-AMD Stargardt's macular degeneration
Cone Rod
Photoreceptor progenitor cell therapy (PC)
OCATA THERAPEUTICS
RPE cell
RPE cell therapy (PII)
OCATA THERAPEUTICS
Diabetic macular edema
Vasculature
VAP-1 inhibitor ASP8232 (PII)
astellas

PC: Pre-clinical PII: Phase II study

Establish a Leading Position in Cell Therapy by Obtaining Ocata's World-class Capability

- Strengthen Astellas R&D for cell therapy by Ocata's world-leading researchers and cutting-edge technologies in cell therapy
- Promote development and commercialization of cell therapy by combining Astellas' and Ocata's capabilities in cell therapy

THE LANCET
Human embryonic stem cell-derived retinal pigment epithelium in patients with age-related macular degeneration and Stargardt's macular dystrophy: follow-up of two open-label phase 1/2 studies
October 15, 2014

Stem Cells
Long-term Safety and Function of RPE from Human Embryonic Stem Cells in Preclinical Models of Macular Degeneration
June 11, 2009

Nature Methods
Generation of functional hemangioblasts from human embryonic stem cells
May 7, 2007

OCATA THERAPEUTICS × astellas

Research		Manufacturing QA	Development Regulatory
Cell sourcing	Cell differentiation		
● Established	● Established	● Established	● Established

* Based on Astellas' evaluation

1. Transaction Summary
2. Overview of Ocata
3. Strategic Rationale
4. R&D Strategy After Acquisition

R&D Strategy After Acquisition

Combine Ocata's capability of cell generation for therapy with Astellas R&D and create new value

- Continue developments of RPE program at its priority and launch the first-in-class product
- Accelerate promising pre-clinical projects and establish ophthalmic disease cell therapy franchise
- Establish and strengthen pipeline in therapeutic areas outside ophthalmology by utilizing cell therapy technology



Ophthalmic Disease Cell Therapy Franchise
Accelerate promising pre-clinical projects
Photoreceptor progenitor cell
Photoreceptor progenitor cell
Corneal endothelial cell
RPE cells
Top priority
Pluripotent Stem Cells
(ES cells / iPS cells)



Summary

New Step Forward in Ophthalmology with Cell Therapy Approach

[Strategic Rationale]

- Establish presence in ophthalmology
- Establish a leading position in cell therapy by obtaining Ocata's world-class capability

[R&D Strategy After Acquisition]

- Combine Ocata's capability of cell generation for therapy with Astellas R&D and create new value

<Impact on financial results> Minor

Strategic Plan 2015-2017
Achieving Sustainable Growth

New products will drive mid-term growth;
Sustainable growth will be reinforced by continuous selective investment in innovation and strengthening the business foundation

Maximizing the Product Value

Creating Innovation

- **Enhancing Capabilities to Deliver Innovative Medicines**
- **Advancing New Opportunities**



Explore and capture external business opportunities through acquisition, collaboration and in-licensing



Sales
Pursuing Operational Excellence
FY14
FY15
FY16
FY17

astellas

Leading Light for Life

On the Forefront of Healthcare Change